UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019 (October 22, 2019)

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Winchester Circle Los Gatos, California		95032
(Address of Principal Executive Offices)		(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 22, 2019, Roku, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, by and among the Company, Delaware Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Dataxu, Inc., a Delaware corporation (“Target”) and Shareholder Representative Services LLC, a Colorado limited liability company (the “Merger Agreement”). The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Target, with Target continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”). Aggregate consideration to be paid upon the closing of the Merger consists of $75 million in cash and 571,516 shares of the Company’s Class A common stock. The Merger Agreement provides that, subject to certain conditions, the Company will file a resale registration statement covering the registration of the shares of Class A Common Stock of the Company issued pursuant to the Merger Agreement.

The Merger has been approved by the board of directors of each of the Company and Target. The stockholders of Target have also approved the Merger.

The Merger Agreement contains representations, warranties and covenants of the Company, Merger Sub and Target that are customary for a transaction of this nature.

The Merger Agreement also contains customary indemnification provisions whereby parties receiving consideration in the Merger will indemnify the Company for certain losses. A portion of the aggregate cash consideration will be held in escrow to secure such indemnification obligations.

The Merger is expected to close in the fourth quarter of the Company’s fiscal year. Consummation of the Merger is subject to customary closing conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Forward Looking Statements

This report contains “forward-looking statements” relating to the acquisition of Target by the Company and the Merger Sub. All statements other than historical facts included in this report, including, but not limited to, statements regarding the timing and the closing of the transaction, the expected benefits of the Merger, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things: uncertainties regarding the timing of the closing of the Merger; the possibility that various closing conditions to the Merger may not be satisfied or waived; that there is a material adverse change to Target; the outcome of any legal proceedings that may be instituted with respect to the transaction; that the integration of Target’s business into the Company is not as successful as expected; the failure to achieve the expected benefits of the Merger; the failure of the Company to achieve the expected financial and commercial results from the Merger; negative effects of the announcement or the consummation of the transaction on the Company’s business operations, operating results or share price; other business effects, including effects of industry, economic or political conditions outside either company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in the Company’s periodic and other reports filed with the SEC including the factors set forth in the Company’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Item 8.01.	Other Events.

On October 22, 2019, the Company issued a press release announcing that it had entered into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1.

Item 9.01.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated October 22, 2019

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: October 23, 2019

	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer